   As filed with the Securities and Exchange Commission on February 12, 2002

                      Registration Statement No. 333-68556

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     --------------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3

                     --------------------------------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     --------------------------------------

                             COR THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

                     --------------------------------------

                               DELAWARE                                        94-3060271
           (State or other jurisdiction of incorporation or       (I.R.S. Employer Identification No.)
                            organization)

                                75 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
                                 (617) 679-7000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     --------------------------------------

                            JOHN B. DOUGLAS III, ESQ.
                                    PRESIDENT
                             COR THERAPEUTICS, INC.
                                75 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
                                 (617) 679-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                     --------------------------------------

                                   Copies to:
                             David E. Redlick, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                            Telephone: (617) 526-6000
                            Telecopy: (617) 526-5000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: N/A

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

           DEREGISTRATION OF CONVERTIBLE SENIOR NOTES AND COMMON STOCK

         On August 28, 2001, COR Therapeutics, Inc. ("COR") filed a Registration Statement on Form S-3, Registration No. 333-68556 (the "Registration Statement"), as amended as of September 21, 2001, for the resale of $300,000,000 principal amount of COR's 4.50% Convertible Senior Notes due June 15, 2006 (the "Notes") and such number of shares of Common Stock, $.0001 par value per share, of COR ("Common Stock") that may be issued from time to time upon conversion of the Notes. On February 12, 2002, pursuant to the terms of an Agreement and Plan of Merger, dated as of December 5, 2001 (the "Merger Agreement"), by and among Millennium Pharmaceuticals, Inc. ("Millennium"), PGM Corporation, a wholly owned subsidiary of Millennium, and COR, PGM Corporation merged with and into COR and COR became a wholly owned subsidiary of Millennium. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the unsold Notes and shares of Common Stock formerly registered for resale under the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on February 12, 2002.

                                        COR THERAPEUTICS, INC.

                                        By: /s/ John B. Douglas III
                                                -------------------------------
                                                John B. Douglas III
                                                President and Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                        TITLE                                    DATE
/s/ John B. Douglas III                  President and Director                               February 12, 2002
---------------------------------        (Principal Executive Officer)
John B. Douglas III

/s/ Kevin P. Starr                       Treasurer and Director (Principal                    February 12, 2002
 --------------------------------        Financial and Accounting Officer)
Kevin P. Starr

/s/ Mark J. Levin                        Director                                             February 12, 2002
 -----------------
Mark J. Levin